UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Under Rule 14a-12

CytoDyn Inc.

(Name of Registrant as Specified in Its Charter)

PAUL A. ROSENBAUM
JEFFREY PAUL BEATY
ARTHUR L. WILMES
THOMAS J. ERRICO, M.D.

BRUCE PATTERSON, M.D.

PETER STAATS, M.D., MBA

MELISSA YEAGER
CCTV PROXY GROUP, LLC

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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The participants named herein (collectively, the “Participants”), have filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of director nominees at the 2021 annual meeting of stockholders of CytoDyn Inc., a Delaware corporation (the “Company”).

On Saturday, September 18, 2021, Jeffrey Beaty, one of the Participants, sent the following email inviting certain stockholders of the Company to attend a Zoom webinar:

Dear Stockholder,

You are cordially invited to attend a Zoom webinar being co-moderated by Jeff Kight and Jeff Beaty.  Paul Rosenbaum, Art Wilmes, Dr. Bruce Patterson, Dr. Thomas Errico, Dr. Peter Staats, and Melissa Yeager will discuss their Long Hauler plans including trial design and financial impact for the company, proper BLA submission protocol, and potential government funding.

Please note that participation will be limited to 500 attendees and we encourage you to register in advance.

Questions should be submitted in advance to bluejeff1976@gmail.com.

WHEN: The webinar will be held on Tuesday, September 21, 2021 at 7:30 p.m. Eastern Daylight Time.

Register in advance for this webinar:
https://us02web.zoom.us/webinar/register/WN_E54HlMWxRk63bkq_Nu8S4Q

After registering, you will receive a confirmation email containing information about joining the webinar.